Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made the 11th day of February, 2014.

BETWEEN:

Response Biomedical Corp., a British Columbia corporation having its chief executive office at 1781 West 75th Avenue, Vancouver, British Columbia V6P 6P2

Facsimile:     (604) 456-6066

(the “Debtor”)

AND:

SILICON VALLEY BANK, a California corporation having an address at Suite 3900, 901 Fifth Avenue, Seattle, Washington 98164

Facsimile:     (206) 624-0374

(the “Bank”)

1.0	SECURITY INTEREST

1.1                        For consideration the Debtor does hereby mortgage and charge as and by way of a fixed and specific charge, and assign and transfer to the Bank, and grant to the Bank a security interest in, all the Debtor’s right, title and interest in and to all its presently owned or held and after acquired or held personal property, of whatever nature or kind (except the kinds set out in Sections 1.3, 2.1 and 2.2 below) and wheresoever situate, and all proceeds thereof and therefrom including:

(a)

all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the “Equipment”);

(b)

all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the “Inventory”);

(c)

all debts, accounts, claims, demands, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, demands, monies and choses in action or any part thereof (all of which is hereinafter collectively called the “Accounts”);

(d)	all documents of title, chattel paper, instruments, investment property, securities and money, and all other goods of the Debtor that are not Equipment, Inventory or Accounts;

(e)

all Contracts, contractual rights, goodwill and all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, chattel paper, instruments, documents of title, investment property, securities or money; and

(f)

charge as and by way of a floating charge, and grant to the Bank a security interest in and to all the Debtor’s right, title and interest in and to all its presently owned or held and after acquired or held real, immovable and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licences, improvements and rights whether connected therewith or appurtenant thereto or separately owned or held, including all structures, plant and other fixtures (all which is hereinafter collectively called the “Real Property”).

1.2                       The Liens created pursuant to Section 1.1 are hereinafter collectively called the “Security Interests” and the property subject to the Security Interests and all property, assets and undertakings, expressed to be charged, assigned or transferred or secured by any instruments supplemental hereto or in implementation hereof are hereinafter collectively called the “Collateral”.

1.3                        Notwithstanding Sections 1.1 and 1.2, except as set out in Section 1.3(b), the Collateral shall not include any of the following:

(a)

any Contract, Account, User Licence, permit, licence, claim, demand, chose in action or other intangible which, as a matter of law or by its terms, is not assignable or may not be charged or otherwise encumbered by the Debtor without the consent, authorization, approval or waiver of a third party (all such Contracts, Accounts, User Licences, permits, licences, claims, demands, choses in action and other intangibles are collectively referred to herein as the “Restricted Assets”) unless and until such consent, authorization, approval or waiver has been obtained, provided that, until such time as the applicable consent, authorization, approval or waiver has been obtained, the Debtor shall hold each Restricted Asset in trust for the Bank and to assign and dispose of the same in such manner as the Bank may from time to time direct as and when the Bank is entitled to realize upon Collateral in accordance with Section 12.0. The Debtor agrees that it will use all such commercially reasonable efforts as may be required to obtain as expeditiously as possible all such consents, authorizations, approvals or waivers other than those required under governmental permits or licences with respect to which a consent to mortgage is not capable of being obtained;

(b)

Intellectual Property or any claims for damages by way of any past, present and future infringement of Intellectual Property. For greater certainty, the definition of Restricted Assets shall not include any Intellectual Property or any claims for damages by way of any past, present and future infringement of Intellectual Property. Notwithstanding the foregoing two sentences, the Collateral shall include all accounts, general intangibles and other property that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (collectively, the “Rights to Payment”). If any judicial authority holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Security Agreement, include the Intellectual Property to the extent necessary to permit, and only for the purposes of permitting, perfection of the Bank’s security interest in the Rights to Payment; and

(c)	any attached building fixtures constituting part of those certain leasehold improvements to the premises currently occupied by the Debtor that were financed by the Debtor’s current landlord.

2.0	further EXCEPTIONS

2.1                       The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Debtor shall stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Bank shall direct.

2.2                            All consumer goods of the Debtor are hereby excepted out of the Security Interests created by this Security Agreement.

3.0	ATTACHMENT

3.1                       The Debtor acknowledges that the Security Interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has (or in the case of any after acquired property, will have upon the date of acquisition) rights in the Collateral.

4.0	PROHIBITIONS

4.1                       Without the prior written consent of the Bank the Debtor shall not have power to:

(a)

create or permit to exist any Lien over, or claim against any of the Collateral which ranks or could in any event rank in priority to or pari passu with any of the Security Interests created by this Security Agreement other than Permitted Liens; or

(b)	grant, sell or otherwise assign its chattel paper.

4.2                       The Debtor agrees not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in or encumber any of its Intellectual Property, except for non-exclusive licences of its Intellectual Property and exclusive licenses with respect to custom Software developed for specific customers and similar arrangements for the use of its Intellectual Property in the ordinary course of business.

5.0	OBLIGATIONS SECURED

5.1                       This Security Agreement and the Security Interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Bank from the Debtor or from any other person whomsoever and shall be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Bank pursuant to that certain loan agreement dated on or about the date hereof (the “Loan Agreement”) by and between the Debtor and the Bank, as may be renewed, amended, extended or restated from time to time, including interest thereon, present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all advances on current or running account, future advances and re-advances, and for the performance of all obligations of the Debtor to the Bank in connection with the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), whether or not contained in this Security Agreement (all of which indebtedness, liability and obligations are hereinafter collectively called the “Obligations”).

6.0	REPRESENTATIONS AND WARRANTIES

6.1                       The Debtor represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor’s obligations hereunder, legal, valid and binding.

6.2                       The Debtor represents and warrants that the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all Liens, save only Permitted Liens, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

6.3                       The Debtor represents and warrants and, so long as this Security Agreement remains in effect, shall be deemed to continuously represent and warrant that the locations specified in Schedule B as to business operations and records are accurate and complete and with respect to goods (including Inventory) constituting Collateral, the locations specified in Schedule B are accurate and complete save for goods in transit to such locations and Inventory on lease or consignment (it being understood and agreed that the Debtor may from time to time update certain information in Schedule B after the date of this Security Agreement to the extent permitted by this Security Agreement).

6.4                       Except as set out in Schedule C, the Debtor is the sole owner of the Intellectual Property except for licenses granted on commercially reasonable terms by the Debtor to its customers in the ordinary course of business. Each of the Patents is valid and enforceable and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

7.0	COVENANTS OF THE DEBTOR

7.1                       The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

(a)

defend the title to the Collateral for the benefit of the Bank against the claims and demands of all persons and will diligently initiate and prosecute legal action against all infringers of the Debtor’s rights in the Intellectual Property material to the Debtor’s business;

(b)	fully and effectually maintain and keep maintained the Security Interests hereby created valid and effective;

(c)	maintain the Collateral in good order and repair, ordinary wear and tear excepted;

(d)	forthwith pay:

(i)

all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles in the United States shall have been made therefor; and

(ii)	all Liens which rank or could in any event rank in priority to any Security Interest created by this Security Agreement other than Permitted Liens;

(e)

forthwith, but subject to and to the extent agreed to in the Loan Agreement, pay all reasonable costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Bank in:

(i)	inspecting the Collateral;

(ii)	negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement; and

(iii)	investigating title to the Collateral;

(f)	forthwith pay all reasonable costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Bank in:

(i)	taking, recovering and keeping possession of the Collateral; and

(ii)

all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Bank as security for the Obligations;

(g)

at the Bank’s request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as are reasonably required by the Bank in order to confirm and perfect, and maintain perfection of, the Security Interests hereby created in favour of the Bank upon any of the Collateral;

(h)	notify the Bank promptly of:

(i)

any change in the information contained herein relating to the Debtor, its business or the Collateral, including without limitation any change of name or address of the Debtor and any change in the present location of any Collateral;

(ii)	the details of any material acquisition of Collateral;

(iii)	any material loss or damage to Collateral;

(iv)	any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts; and

(v)	the return to or repossession by the Debtor of Collateral where such return or repossession of Collateral is material in relation to the business of the Debtor;

(i)	prevent Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

(j)	carry on and conduct its business in a proper and business-like manner, including maintenance of proper books of account and records;

(k)

subject to and to the extent agreed in the Loan Agreement, permit the Bank and its representatives, at all reasonable times access to all its Collateral and to all its books of account and records respecting such Collateral for the purpose of inspection and render all assistance reasonably necessary for such inspection;

(l)	deliver to the Bank from time to time promptly upon request:

(i)	any documents of title, instruments, securities and chattel paper constituting, representing or relating to Collateral;

(ii)

all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same; provided that such delivery shall not be required if the Bank or any its representatives has exercised its rights to inspection as set forth in Section 6.10 of the Loan Agreement in the six months immediately preceding such request;

(iii)	all financial statements prepared by or for the Debtor regarding the Debtor’s business, subject to and to the extent agreed in the Loan Agreement; and

(iv)	such information concerning Collateral and the Debtor and the Debtor’s business and affairs related to the Security Interest as the Bank may reasonably require;

(m)	the Debtor shall do everything reasonably necessary or desirable to preserve and maintain the Intellectual Property material to the Debtor’s business including, without limitation:

(i)	renew Trademark and Copyright registrations, if renewable;

(ii)	file all assignments of the registered Trademarks and Copyrights (if any) made in favour of the Debtor which are necessary or desirable to maintain the Debtor’s rights therein;

(iii)	pay all fees necessary to maintain the Intellectual Property;

(iv)	ensure that the Licence Agreements executed by the Debtor adequately protect the Debtor’s rights in the subject Intellectual Property;

(v)	perform all of its obligations under the Licence Agreements and all Contracts;

(vi)

design Software so that duplicating the Source Code from a copy of the Object Code is impractical, disclose Source Code only on a “need to know” basis, obtain from all employees having a material input into any Software a confidentiality agreement with respect to the concepts involved;

(vii)

commence and prosecute, at its own expense, such suits, proceedings or other actions for infringement, passing off, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Intellectual Property; and

(viii)

at its own expense, enforce its rights under any of its agreements in respect of Intellectual Property which in its reasonable business judgement it believes are necessary to enhance the value of or protect the Intellectual Property.

7.2                       The Debtor covenants that at all times while this Security Agreement remains in effect, without the prior written consent of the Bank, unless otherwise permitted under the Loan Agreement, it will not:

(a)	declare or pay any dividends;

(b)	purchase or redeem any of its shares or otherwise reduce its share capital;

(c)	become guarantor of any obligation except the Loan Agreement; or

(d)	become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to the bank account of the Debtor.

8.0	INSURANCE

8.1                       The Debtor covenants that at all times while this Security Agreement is in effect the Debtor shall:

(a)

maintain or cause to be maintained insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Bank may require, and in particular maintain insurance on the Collateral to the full insurable value against loss or damage by fire including extended coverage endorsement and in the case of motor vehicles, maintain insurance against theft;

(b)	cause the insurance policy or policies required hereunder to be assigned to the Bank and have as part thereof a standard mortgage clause or a mortgage endorsement, as appropriate; and

(c)	pay any premium in connection with such insurance, and deliver copies of all such policies to the Bank, if it so requires.

8.2                       If proceeds of any insurance required hereunder become payable, the Bank may, in its absolute discretion apply such proceeds to such part or parts of the Obligations as the Bank may see fit or the Bank may release any such insurance proceeds to the Debtor for the purpose of repairing, replacing or rebuilding, but any release of insurance proceeds to the Debtor shall not operate as a payment on account of the Obligations or in any way affect this Security Agreement.

8.3                       The Debtor will forthwith, on the happening of loss or damage to the Collateral, notify the Bank thereof and furnish to the Bank at the Debtor’s expense any necessary proof and do any necessary act to enable the Bank to obtain payment of the insurance proceeds but nothing herein contained shall limit the Bank’s right to submit to the insurer a proof of loss on its own behalf.

8.4                       The Debtor hereby authorizes and directs the insurer under any policy of insurance required hereunder to include the name of the Bank as a loss payee on any cheque or draft which may be issued with respect to a claim under and by virtue of such insurance, and the production by the Bank to any insurer of a certified copy of this Security Agreement shall be its full and complete authority for so doing.

8.5                       If the Debtor fails to maintain insurance as required by Section 8.1, the Bank may, but shall not be obliged to, maintain or effect such insurance coverage, or so much thereof as the Bank considers necessary for its protection.

9.0	PERFORMANCE OF OBLIGATIONS

9.1                       If the Debtor fails to perform its obligations hereunder, the Bank may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Bank hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith shall be payable by the Debtor to the Bank forthwith with interest until paid at the highest rate borne by any of the Obligations.

10.0	RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

10.1                     Except as otherwise provided herein or in the Loan Agreement, without the prior written consent of the Bank the Debtor will not:

(a)	sell, lease or otherwise dispose of the Collateral;

(b)	release, surrender or abandon possession of the Collateral; or

(c)	move or transfer the Collateral from the jurisdictions in which the Security Interests hereby created have been perfected.

10.2     Provided that the Debtor is not in default under this Security Agreement, at any time without the consent of the Bank the Debtor may lease, sell, licence, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

11.0	DEFAULT

11.1                     The Debtor shall be in default under this Security Agreement, in any of the following events:

(a)	the Debtor makes default in payment when due of any indebtedness or liability of the Debtor to the Bank;

(b)	the Debtor is in breach of any term, condition, obligation or covenant to the Bank, or any representation or warranty to the Bank is untrue, whether or not contained in this Security Agreement;

(c)

the Debtor declares itself to be insolvent or admits in writing its inability to pay its debts generally as they become due, or makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies’ Creditors Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment;

(d)	a receiver, receiver and manager or receiver manager of all or any part of the Collateral is appointed;

(e)	an order is made or an effective resolution is passed for winding up the Debtor;

(f)	the Debtor ceases or threatens to cease to carry on all or substantially all of its business;

(g)	an order of execution against the Collateral or any part thereof remains unsatisfied for a period of 10 days;

(h)

without the prior written consent of the Bank, except for Permitted Liens, the Debtor creates or permits to exist any Lien against the Collateral which ranks or could in any event rank in priority to or pari passu with any of the Security Interests created by this Security Agreement;

(i)	the holder (including the holder of any Permitted Liens) of any other Lien against all or any material part of the Collateral does anything to enforce or realize on such Lien;

(j)	the Debtor enters into an amalgamation, a merger or other similar arrangement with any other person, unless such transaction is otherwise permitted pursuant to the Loan Agreement;

(k)

the Bank in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

11.2                     For the purposes of Section 203 of the Land Title Act (British Columbia), the floating charge created by this Security Agreement over Real Property shall become a fixed charge thereon upon the earliest of:

(a)	the occurrence of an event described in Clause 11.1(c), (d), (e) or (f); or

(b)	the Bank taking any action pursuant to Clause 12 to enforce and realize on the Security Interests created by this Security Agreement.

12.0	ENFORCEMENT

12.1                     Upon any default under this Security Agreement, the Bank may declare any or all of the Obligations to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the Security Interests created by this Security Agreement the Bank may take any action permitted by law or in equity, as it may deem expedient, and in particular and without limiting the generality of the foregoing, the Bank may do any of the following:

(a)

appoint by instrument a receiver, receiver and manager or receiver manager (the person so appointed being hereinafter called the “Receiver”) of the Collateral, with or without bond as the Bank may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)

enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

(c)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Bank may deem advisable;

(d)

sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Bank may seem reasonable, provided that if any sale, lease or other disposition is on credit the Debtor will not be entitled to be credited with the proceeds of such sale, lease or other disposition until the monies therefor are actually received; and

(e)	exercise all of the rights and remedies of a secured party under the Act.

12.2                     The Bank is hereby granted a licence or other right, solely pursuant to the provisions of this Section 12.0, to use without charge the labels, rights of use of any name, trade names, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with the Bank’s exercise of its rights under this Section 12.0, the Debtor’s rights under all licences and all franchise agreements shall enure to the Bank’s benefit.

12.3                     A Receiver appointed pursuant to this Security Agreement shall be the agent of the Debtor and not of the Bank and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Bank hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any Collateral, such security interest may rank before or pari passu with or behind any of the Security Interests created by this Security Agreement, and if it does not so specify such security interest shall rank in priority to the Security Interests created by this Security Agreement.

12.4                     Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Bank, in its absolute discretion, may direct as follows:

(a)	in payment of all costs, charges and expenses (including reasonable legal fees and disbursements on a solicitor and his own client basis) incurred by the Bank in connection with or incidental to:

(i)	the exercise by the Bank of all or any of the powers granted to it pursuant to this Security Agreement; and

(ii)

the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable to the Receiver;

(b)	in or toward payment to the Bank of all principal and other monies (except interest) due in respect of the Obligations; and

(c)	in or toward payment to the Bank of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

13.0	DEFICIENCY

If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full, the Debtor will immediately pay to the Bank the amount of such deficiency.

14.0	LIABILITY OF BANK

14.1                     Except in the event of gross negligence or willful misconduct of the Bank, the Bank shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Bank shall manage the Collateral upon entry, as herein provided, nor shall the Bank be liable to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Bank shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Bank, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor shall the Bank be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Bank than aforesaid.

15.0	APPOINTMENT OF ATTORNEY

The Debtor hereby irrevocably appoints the Bank or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Bank or the Receiver, as the case may be, pursuant to this Security Agreement.

16.0	ACCOUNTS

Notwithstanding any other provision of this Security Agreement, the Bank may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, after default as may seem to it advisable, without notice to the Debtor, subject to the provisions of Part V of the Act. All monies or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Bank.

17.0	APPROPRIATION OF PAYMENTS

17.1                     Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Bank may see fit, and the Bank may at all times and from time to time change any appropriation as the Bank may see fit.

18.0	CONSOLIDATION

In accordance with the Property Law Act (British Columbia), the doctrine of consolidation applies to this Security Agreement.

19.0	LIABILITY TO ADVANCE

19.1                     Except to the extent that the Bank:

(a)	by accepting bills of exchange drawn on it by the Debtor; or

(b)	by issuing letters of credit or letters of guarantee on the application of the Debtor;

is required to advance monies on the maturity of such bills or pursuant to such letters of credit or letters of guarantee, as the case may be, none of the preparation, execution, perfection and registration of this Security Agreement or the advance of any monies shall bind the Bank to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Bank.

20.0	WAIVER

20.1                     The Bank may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion shall be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be. No waiver shall be effective unless it is in writing.

21.0	NOTICE

21.1                     Notice may be given to either party by personal delivery or facsimile transmission to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice shall be deemed to have been given on delivery or confirmation of transmission if received by 3:00 p.m. local time on a business day or on the next business day if received after that time.

22.0	EXTENSIONS

22.1                     The Bank may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with Collateral and other security interests as the Bank may see fit without prejudice to the liability of the Debtor or the Bank’s right to hold and realize on the Security Interests created by this Security Agreement.

23.0	NO MERGER

23.1                     This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Bank from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

24.0	RIGHTS CUMULATIVE

24.1                     All rights and remedies of the Bank set out in this Security Agreement, and in any other security agreement held by the Bank from the Debtor or any other person whomsoever to secure payment and performance of the Obligations, are cumulative and no right or remedy contained herein or therein is intended to be exclusive but each is in addition to every other right or remedy contained herein or therein or in any future security agreement, or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Bank that may be in effect from time to time.

25.0	ASSIGNMENT

25.1                     The Bank has the limited right, without the consent of the Debtor, to assign, transfer or grant a security interest in this Security Agreement and the Security Interests created hereby solely to Qualified Assignees (as defined in the Loan Agreement). The Debtor expressly agrees that such Qualified Assignee shall have all of the Bank’s rights and remedies under this Security Agreement and the Debtor will not assert any defense, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Bank in any action commenced by such Qualified Assignee, and will pay the Obligations to such Qualified Assignee, as the Obligations become due.

26.0	SATISFACTION AND DISCHARGE

26.1                     Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Bank shall be deemed not to be a redemption or discharge of this Security Agreement. The Debtor shall be entitled to a release and discharge of this Security Agreement and the Security Interests upon full payment and satisfaction of all Obligations, and upon written request by the Debtor and payment to the Bank of a commercially reasonable discharge fee to be fixed by the Bank and payment of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Bank in connection with the Obligations and such release and discharge.

27.0	PARAMOUNTCY

27.1                           In the event of any conflict or inconsistency between the provisions of this Security Agreement and the provisions of the Loan Agreement, the provisions of the Loan Agreement shall prevail.

28.0	ENUREMENT

28.1                           This Security Agreement shall enure to the benefit of the Bank and its successors and assigns, and shall be binding upon the successors and permitted assigns of the Debtor.

29.0	INTERPRETATION

29.1                           In this Security Agreement:

“Collateral” has the meaning set out in Section 1.2 hereof as modified by Sections 1.3, 2.1 and 2.2 and any reference to Collateral shall, unless the context otherwise requires, be deemed to be a reference to Collateral as a whole or any part thereof.

“Contracts” means all contractual, allied ancillary and subsidiary rights, rights in intangibles and all properties and things of value pertaining to the Collateral other than Intellectual Property including, without limitation, all rights and benefits arising in favour of the Debtor under contracts to which it is a party or pursuant to which it receives a benefit.

“Copyrights” means all copyrights, domestic and foreign (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Copyright Office or United States Copyright office or in any similar office in any other country, and all reissues, extensions or renewals thereof.

“Debtor” means Response Biomedical Corp.

“Grantor Licences” means all agreements pursuant to which the Debtor has granted rights or an option to acquire rights to use any Intellectual Property.

“Intellectual Property” means all Copyrights, Patents, Trademarks and any other intellectual or industrial property now owned or licensed or hereafter owned, acquired or licensed by the Debtor, including the intellectual property described in Schedule C, and including trade secrets, Software and Software Documentation, whether owned or licensed, and all benefits, options and rights to use any of the foregoing, including all User Licences and all Grantor Licences, securities, instruments and, when the context permits, all registrations and applications that have been made or shall be made or filed in any office in any jurisdiction in respect of the foregoing, and all reissues, extensions and renewals thereof.

“Licence Agreements” means User Licences or Grantor Licences, or both, as the context requires.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Object Code” means fully compiled or assembled Software in binary form which may be used directly by information processing equipment to process information.

“Patents” means all patents, patent applications and intellectual or industrial property underlying such patents or patent applications, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Liens” means the following:

(a)	any Liens existing on the date hereof and disclosed in Schedule A;

(b)

Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (a) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(c)	Liens in favour of the Bank or consented to in writing by the Bank; and

(d)	Liens described as Permitted Liens in the Loan Agreement.

“Software” means all computer programs, firmware and databases and portions of each of the foregoing in whatever form and on whatever medium expressed, fixed, embodied or stored from time to time, whether physical, magnetic, electronic, optical or otherwise and the Copyright, Patents and trade secrets therein including, without limitation, Object Code and Source Code versions of each such program and firmware and portion thereof and all corrections, updates, enhancements, translations, modifications, adaptations and new versions thereof together with both the media upon or in which such programs, firmware, databases and portions thereof are expressed, fixed, embodied or stored (such as disks, diskettes, tapes and semiconductor chips) and all flow charts, manuals, instructions, documentation and other material relating thereto.

“Software Documentation” means all documentation and other materials in any way related to Software including, without limitation, copies of the Source Code or Object Code, drawings, flowcharts, user’s manuals, reference manuals and all functional descriptions and specifications of or relating to the Software regardless of the medium in or on which such information is stored including, without limitation, all such information necessary or desirable for the production, modification, enhancement, testing, marketing and use of the Software.

“Source Code” means Software created or stored in a computer programming or instructional language, including without limitation, computer programming or instructional language commonly used for the creation or storage of Software such as, without limitation, Pascal, Fortran, Basic and C.

“the Act” means the Personal Property Security Act (British Columbia) and all regulations thereunder, as amended from time to time.

“Trademarks” means all trademarks and trade names, registered and unregistered, including, without limitation:

(a)	all designs, logos, indicia, trade names, corporate names, company names, business names, trade styles, service marks, logos and other source or business identifiers;

(b)	all fictitious characters;

(c)	all prints and labels on which any of the foregoing have appeared or appear or shall appear;

(d)

all registrations and applications that have been or shall be made or filed in the Canadian Intellectual Property Office or United States Patent and Trademark Office or any similar office in any other country or political subdivision thereof and all records thereof and all reissues, extensions, or renewals thereof;

(e)	all goodwill associated with or symbolized by any of the foregoing; and

(f)	all common law and other rights in the above.

“User Licences” means all agreements pursuant to which the Debtor has obtained rights or an option to acquire rights to use any Intellectual Property.

29.2                      Words and expressions used herein that have been defined in the Act shall be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

29.3                       The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement shall not affect the validity or enforceability of any other clause or the remainder of such clause.

29.4                       The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

29.5                       This Security Agreement shall be governed by the laws of British Columbia.

30.0	COPY OF AGREEMENT AND FINANCING STATEMENT

30.1                     The Debtor hereby:

(a)	acknowledges receiving a copy of this Security Agreement; and

(b)

waives all rights to receive from the Bank a copy of any financing statement or financing change statement filed, or any verification statement received, at any time in respect of this Security Agreement.

[Signature Page follows]

IN WITNESS WHEREOF the Debtor has executed this Security Agreement effective as of the date first written above.

RESPONSE BIOMEDICAL CORP. By: /s/ William J. Adams Name: William J. Adams Title: Chief Financial Officer

SCHEDULE A

ADDITIONAL PERMITTED LIENS

Nil.

SCHEDULE b

1.	Locations of Debtor’s Chief Executive Office, Corporate Office, Principal Place of Business and Business Operations

1781 West 75th Avenue, Vancouver, British Columbia V6P 6P2

2.	Locations of Books and Records relating to Collateral and Account Debtors (if different from 1 above)

B.C. Records Management Services Ltd., 7978 North Fraser Way, Burnaby, British Columbia
V5J 0C7

3.	All Warehouses and Premises Where Collateral is Stored or Located (if different from 1 above)

PH Molds Limited, 19423 Fraser Industrial Way, Pitt Meadows, British Columbia V3Y 1Z3

Schedule C

INTELLECTUAL PROPERTY

Schedule C

INTELLECTUAL PROPERTY

Patents and Patent Applications					
045069-8002FR01		FR	07867698.8	2095124	Granted
045069-8002GB01		UK	07867698.8	2095124	Granted
045069-8003WO01	Multi-Directional Immunochromatographic Assays	PCT	PCT/US2006/032200	N/A	Expired
045069-8004US01	Comparative Multiple Analyte Assay	USA	12/070,353	7,875,433	Granted
045069-8004WO01		PCT	PCT/US2008/002046	N/A	Expired
045069-8004EP01		EP	08725656.6	N/A	Published
045069-8004CA01		CA	2677977	N/A	Pending
045069-8005US01	Compensation For Non-Specific Signals In Quantitative Immunoassays	USA	09/477, 103	6,509,196	Granted
045069-8006WO01	Immunoassay Employing Tow-Step Internal Calibration Reaction	PCT	PCT/US2005/042668	N/A	Expired
045069-8006US01		USA	11/805,281	7,659,086	Granted
045069-8006US02		USA	12/643,039	8,192,943	Granted
045069-8007WO01	Method Of Preparing A Mucosal Sample	PCT	PCT/US2007/085242	N/A	Expired
045069-8007TW01		Taiwan	96144209	N/A	Monitor/TBA
045069-8008WO01	Modular Assay Reader System And Apparatus	PCT	PCT/US2008/003609	N/A	Expired
045069-8009US01	Reader Housing	USA	29/285,426	D612,514	Granted
045069-8009AU01		AU	199662007	317587	Granted
045069-8009CA01		CA	122479	122479	Granted
045069-8009JP01		JP	2007026710	1330874	Granted
045069-8009EP01		EP	000801972-0001	000801972-0001	Granted
045069-8010US01	Controller Housing	USA	29/285,432	D612,503	Granted
045069-8010AU01		AU	1999672007	317588	Granted

Schedule C

INTELLECTUAL PROPERTY

Schedule C
INTELLECTUAL PROPERTY

Wednesday, November 09, 2011 **Trademark List** **Page: 1**

Docket Number/Subcase Trademark	Status	Application	Registration Number/Date	Number/Date
IQC	2065.0031-000/ United States of America	Inactive		
LQC	2065.0032-000/ United States of America	Unfiled		
R LOGO	2065.0009-001/ Canada	Registered	887,450 14-Aug-1998	566,825 03-Sep-2002
R LOGO	2065.0009-002/ European Community	Registered	000913947 19-Aug-1998	000913947 19-Aug-1998
R LOGO	2065.0009-000/ United States of America	Registered	75/437,279 19-Feb-1998	2,605,067 06-Aug-2002
RAMP	2065.0004-001/ Canada	Registered	837,355 21-Feb-1997	566,826 03-Sep-2002
RAMP	2065.0004-002/ European Community	Registered	000474247 20-Feb-1997	000474247 20-Feb-1997
RAMP	2065.0017-001/ Japan	Registered	2006031088 06-Apr-2006	5101824 28-Dec-2007
RAMP	2065.0004-000/ United States of America	Abandoned	75/153,596 21-Aug-1996	
RAMP EXPANDED	2065.0017-000/ United States of America	Registered	75/833,715 28-Oct-1999	2,632,327 08-Oct-2002
RAMP RESPONSE BIOMEDICAL & design	2065.0042-001/ Canada	Registered	1356677 20-Jul-2007	TMA760,109 24-Feb-2010
RAMP RESPONSE BIOMEDICAL & design	2065.0042-002/ China (People's Republic)	Registered	6189051 27-Jul-2007	6189051 06-Mar-2010
RAMP RESPONSE BIOMEDICAL & design	2065.0042-005/ China (People's Republic)	Registered	6189052 27-Jul-2007	6189052 07-Jan-2010
RAMP RESPONSE BIOMEDICAL & design	2065.0042-003/ European Community	Registered	006133797 25-Jul-2007	006133797 24-Jul-2008
RAMP RESPONSE BIOMEDICAL & design	2065.0042-004/ Japan	Registered	2007081798 23-Jul-2007	5094062 22-Nov-2007
RAMP RESPONSE BIOMEDICAL & DESIGN	2065.0042-000/ United States of America	Registered	77/129,628 13-Mar-2007	3,521,400 21-Oct-2008